Exhibit 99.2

Trading Symbol: SRRL

STELLAR RESOURCES LTD. SIGNS LETTER OF INTENT FOR MINERAL
EXPLORATION IN TANZANIA

HENDERSON, NV., JULY 7, 2008  -- Stellar Resources Ltd. (OTC BB: SRRL), a mineral property acquisition, exploration and development company, announced today it  has signed a Non-binding Letter of Intent with Canafra Mineral Exploration Corp., for a Joint Venture to explore and utilize the mineral resource on Canafra’s Property in the Chunya Mining District, the Republic of Tanzania.

The location of the mining area for the proposed JV has supported several gold mines of importance, and has yielded good results from primarily surface gold in recent years produced largely with the use of only hand tools.

Kathy Whyte, Stellar Resources Ltd.’s President and Chief Executive Officer commented, “We are very excited to be working with Canafra on this project, which has an experienced and knowledgeable team of experts. Canafra will develop a work program to explore the property and manage the project and the activities related to this effort.  Stellar Resources will in turn assist in the funding of the operations and consequently earn up to a 50% interest in the property.

“We look forward to providing updates for our shareholders in the near future as this LOI moves forward.”

About Canafra:

Canafra Mineral Exploration Corp. is a private mineral exploration company that is incorporated in Canada and continued into Tanzania.  It has directors in Canada, England, and Tanzania.  It currently has two concessions in the Mbeya region of Tanzania and is discussing the acquisition of additional properties.  Canafra has a very positive relationship with the Government of Tanzania and members of the Ministry of Energy and Mines.

Investor Relations
CONTACT: Stellar Resources Ltd.
Paul Knopick, E & E Communications
(949) 707-5365
pknopick@eandecommunications.com

Safe Harbour for Forward-Looking Statements:

Forward-Looking Statements

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-statements include fluctuation of operating results, the ability to compete successfully and the ability to complete before-mentioned transactions. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.